................................................................................





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                                ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                                 -----------------

Date of Report:  April 13, 1999

                                    AMERICAN SAFETY INSURANCE GROUP, LTD.
                        (Exact name of Registrant as specified in its charter)


 Bermuda                             1-14795                     Not applicable
 (State of incorporation          (Commission File             (I.R.S. Employer
 or organization)                    Number)                 dentification No.)

              44 Church Street                                   (441) 296-8560
              P.O. Box HM 2064                          (Registrant's telephone
          Hamilton, HM HX Bermuda                                       number)
  (Address of principal executive offices)





 ................................................................................

Item 5.           Other Events.

         On May 29, 1998, American Safety Reinsurance, Ltd. ("American Safety Re"), a subsidiary of Registrant, purchased an existing secured loan in the original principal amount of $8,850,000 (the "Project Loan") from an affiliate of Citibank Mortgage Corp., which loan was made to Ponce Marina, Inc. (the "Developer") in connection with its planned development of 710 condominium units, a marina with 142 condominium boat slips and a yacht club, a beach club and a par 3 golf course on a 172 acre site located in Ponce Inlet, Florida (the "Property"). American Safety Re purchased the Project Loan at a discount for $5,850,082, and made additional advances to the Developer and incurred other Property related costs totaling $2,009,815 following its purchaseof the Project Loan. The Developer was unable to obtain construction financing for the Property and failed to make a $6,400,000 payment on the Project Loan due March 31, 1999. Immediately following the Developer's default, American Safety Re obtained a judgment against the Developer for $12,117,857 (which includes accrued interest), foreclosed on the Property and received a certificate of title to the Property on April 13, 1999. American Safety Re has invested, to date, a total of $7,859,897 in the Project Loan and the Property.

         American Safety Re is currently marketing the Property for sale and is evaluating a proposal from a prospective purchaser. The Property has been recently appraised for a third party by an independent appraisal firm for an amount substantially in excess of American Safety Re's investment in the Project Loan. While Registrant's management is disappointed in the Developer's default on the Project Loan, it believes that American Safety Re will ultimately
recover  its  investment  in  the  Project  Loan.   Management anticipates that
Registrant's operating results for the second quarter of the fiscal year will be reduced by approximately $253,000 in interest on notes receivable (or $0.04 per share)as a result of the Developer's default on the Project Loan. Registrant expects that current favorable business prospects, including the sale of the Propertyfor an amount in excess of its investment in the Project Loan, should substantially offset the reduction in interest on notes receivable during the balance of the fiscal year.


                                                     SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 19, 1999.

                                           American Safety Insurance Group, Ltd.


                                      By: /s/ Lloyd A. Fox
                                              Lloyd A. Fox, President